Exhibit 10.1

UNIVERSITY OF SOUTH ALABAMA

RESEARCH & TECHNOLOGY CORPORATION

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into on this 13th day of July, 2012, by and between USA Research and Technology Corporation, an Alabama nonprofit corporation (“Landlord”), whose address is 775 North University Boulevard, Suite 150, Mobile, Alabama 36608, and COMPUTER SOFTWARE INNOVATIONS, INC., (“Tenant”), and whereas the Landlord is the owner of the property known municipally as 650 Clinic Drive, Building III, Mobile, Alabama 36688 (the “Building”) and desires to lease a portion of the Building to the Tenant and whereas the Tenant seeks to lease a portion of the Building, the parties hereby agree as follows:

1. Premises and Term. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for and during the Term, as hereinafter defined, those certain premises as follows:

(a) An area containing approximately 11,110 square feet of gross rentable area designated as Suite 1150 within the Building and depicted as Schedule “A” appended hereto (“the Premises”). For the purpose of this agreement the calculation of gross rentable area allocated to Tenant shall include its proportionate share of the common spaces in the Building, calculated in accordance with BOMA standards as detailed in Paragraph 36 herein.

(b) As used herein, the term “Commencement Date” shall mean July 1, 2012.

(c) The Term of this Lease shall start on the Commencement Date and shall extend for a period of 36 months, terminating June 30, 2015 and will continue on a month-to-month basis thereafter, unless otherwise sooner terminated as provided for in this Lease. Tenant may have a one time right to cancel June 30, 2014 by providing the Landlord with sixty days (60) written notice and paying a termination fee equal to $12,406.17 at the time of notice.

2. Rent. Late Payment. During the Term the Tenant shall pay rent to the Landlord for the Premises as follows in advance on the first day of each month with the first payment due on the first day of the first month, plus any Grace Period, after the commencement date (“Initial Payment Date”). Rent shall be payable according to the following schedule; from the Initial Payment Date through the first 12 months of the Term, monthly rent of $11,804.37; from the 13th month of the Term through the 24th month of the Term, monthly rent of $12,128.41; from the 25th month of the Term through to the end of the Term, monthly rent of $12,406.17. All rent shall be due and payable in all events without notice, demand, offset or deduction to Landlord’s address provided above.

3. Security Deposit. Tenant has this day deposited with Landlord the sum of $11,804.37 (the “Security Deposit”) being the equivalent of one month’s rent for the premises, to be held by Landlord as security for the performance by Tenant of all of Tenant’s covenants, agreements and obligations under this Lease. Landlord shall have the right to apply any part of the Security Deposit to cure any default by Tenant hereunder and, upon any such application of any part of the Security Deposit, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit at all times during the Term of this Lease. On the expiration of the Term, if Tenant is not then in default hereunder, the remaining balance of such Security Deposit shall be returned to Tenant. The Security Deposit shall not bear interest. Landlord shall have the right to transfer the Security Deposit to any purchaser or transferee of the Building and Landlord shall thereupon be released from any further liability for the return of the Security Deposit.

4. Use. Compliance with Law. Maintenance. Tenant agrees to use the Premises to be occupied by Tenant for general office space as is normally required in the business of consulting services, but excluding any wet lab, biological or chemical activities, and for no other or different use or purpose. Tenant further covenants and agrees that the Premises shall be used and occupied in accordance and in compliance with all applicable laws, rules, regulations, ordinances, orders and requirements (including, without limitation, all environmental laws, rules, regulations, ordinances, orders and requirements) and the Rules and Regulations attached hereto as Schedule “C” and that no use of the Premises shall create a nuisance or disturb any other tenant in the Building or any occupants of any neighboring property in any manner whatsoever; and that no waste shall be committed or permitted upon the Premises nor shall any damage be done to the Premises or the Building by Tenant or any of its agents, employees, contractors or invitees. Tenant shall, throughout the Term, at Tenant’s sole expense, keep and maintain the Premises and every part thereof in good order, condition and repair. Tenant shall be responsible and pay for all repairs to the Building and the Premises and any of the facilities and systems thereof arising out of (a) the installation, removal, use or operation of any of Tenant’s personal property in or upon the Premises or the Building and (b) any act, omission, misuse or negligence of Tenant, its agents, employees, contractors, invitees or licensees. Tenant shall not place any equipment on the roof of the Building without the prior written consent of Landlord which may be withheld in the sole and absolute discretion of Landlord.

5. Preparation for Occupancy. Landlord, at its sole cost and expense, agrees to undertake those improvements to the Premises described in Schedule “B” and incorporated herein by reference (the “Tenant Improvements”).

6. Quiet Enjoyment. Subject to the terms of this Lease, Tenant shall have the peaceful and quiet enjoyment of possession of Premises during the Term; however, Landlord shall not be liable for the loss of use of the Premises by fire or other casualty or eminent domain nor the failure or inability of Tenant to obtain possession thereof provided Landlord shall exercise due diligence and effort to place Tenant in possession at the required time.

7. Force Majeure. Landlord shall not be liable for any damages by abatement of rent or otherwise in the event Landlord is unable to undertake any repairs or provide any services required to be provided by Landlord hereunder if Landlord is prohibited or delayed in doing so by reason of strikes, lock-outs, labor problems, inability to procure materials or labor, failure of any utilities, riots, insurrection, war, acts of God, fire or other casualty or any other reason beyond the reasonable control of Landlord.

8. Condition of Premises. Nothing herein shall be construed as a warranty that the Premises are in fit or suitable condition for use by Tenant. Neither Landlord nor Landlord’s agent has made any representations or promises with respect to the Building or the Premises except as are herein expressly set forth. Except for the Tenant Improvements described in Schedule “B”, Landlord shall have no obligation to undertake or make any improvements within the Premises. The occupancy of the Premises by Tenant shall be conclusive evidence that Tenant accepts the Premises and that the Premises are in good and satisfactory condition and suitable for the use intended by Tenant.

9. Services. Landlord shall furnish electricity to the Premise for lighting and small business machinery use only (e.g., typewriters, word processing equipment, personal computers and other small office equipment) and heating, ventilation and air conditioning services to the Premises during regular business hours, Monday through Friday (except for recognized holidays) as required in Landlord’s judgment for the comfortable use and occupancy of the Premises. In addition, Landlord also agrees to provide janitorial service and trash removal from the Premises, elevator service, restroom supplies, and water and sanitary sewer for toilet, lavatory facilities and public drinking fountains within the common areas of the Building. Tenant shall not, without Landlord’s prior written consent, (a) use any equipment or machinery in the Premises which, in Landlord’s opinion, will overload the wiring installations of the electrical distribution system for the Premises or the Building or interfere with the reasonable use thereof by other tenants of the Building or (b) connect any additional items to the electrical distribution system for the Premises or the Building or make any alteration or addition to such system. If, in the opinion of Landlord’s electrical consultant, Tenant’s use of machinery and equipment in the Premises results in the consumption of more electric current than is usually furnished or supplied (without additional charge) to other tenants in the Building or affects the temperature in the Premises or in any other portion of the Building, then Landlord shall have the right, at its option, to install (i) separate electrical meters for the Premises to measure such excessive electrical current use and/or (ii) supplemental air conditioning systems in the Premises. In the event separate electrical meters and/or supplemental air conditioning systems are installed by Landlord, then all costs incurred by Landlord in installing, operating, maintaining and repairing the same, including utility usage fees and the fees and expenses of Landlord’s electrical consultant, shall be payable by Tenant to Landlord on demand. If separate metering or the installation of supplemental air conditioning is not undertaken, then the costs of such excessive electrical current uses, as determined by Landlord’s electrical consultant, shall be due and payable by Tenant to Landlord on demand. Landlord shall have no obligation to install any additional supplemental air conditioning in the Premises. Landlord shall not be in default hereunder or liable for the quality, interruption, cessation or any failure to provide any of the above services nor for any injury or damage to person (including death) or property (including consequential damages and loss of profits) caused by or resulting therefrom. To the extent Tenant desires electrical service or heating, ventilating and air conditioning services for the Premises at times other than the normal business hours specified above, Landlord will use reasonable efforts to provide the same to Tenant provided that Tenant shall pay all costs incurred by Landlord as a result thereof (as such cost may be established by Landlord’s electrical consultant). Landlord shall not be liable for damages by abatement of rent, or otherwise, for failure to furnish or delay in furnishing heat, air conditioning, electric current, janitor service or water or other services when such failure to furnish or delay in furnishing is occasioned by Tenant. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to withhold the payment of rent, the right to make repairs at Landlord’s expense or terminate this Lease as a result of Landlord’s failure to keep the Building or the Premises in good order, condition and repair.

10. Landlord’s Repairs. Landlord shall not be obligated or required to make any other repairs or to do any other work in the Premises or any part thereof unless and only to the extent herein agreed. Landlord reserves the right to enter upon the Premises at reasonable times and to make inspections and to make such repairs and to do such work on or about the Premises as Landlord may deem necessary or proper or that Landlord may lawfully be required to make.

11. Inspection. Landlord reserves the right to enter and inspect the Premises at all reasonable times and the right to show the Premises to prospective tenants and purchasers, including the right to display “For Sale” and “For Rent” signs on or about the Premises and the Building. Except in the case of an emergency, Landlord should be accompanied by an approved Tenant representative. Alternatively, Landlord may enter into a confidentiality agreement with Tenant.

12. Improvements and Alterations. Tenant shall not make any improvements, alterations or additions to the Premises without first obtaining the written consent of Landlord. All such additions, alterations, or improvements made by Tenant shall become the property of Landlord on the termination of this Lease; provided, however, that Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and Tenant agrees to do so not later than the expiration of the Term and to restore the Premises to the condition thereof before such improvements or additions. Tenant shall be responsible for undertaking any alterations and improvements to the Premises required at any time after the Commencement Date by any applicable government agencies or authorities.

13. Surrender. At the expiration of the Term, Tenant shall remove all of Tenant’s trade fixtures, furniture, furnishings, equipment and other personal property from the Premises and shall surrender the Premises to Landlord in the same condition as existed on the Commencement Date, reasonable wear and tear and damage by fire or casualty excepted. Tenant shall, at its sole cost and expense, promptly repair any damage to the Premises or the Building caused by the removal of any trade fixtures, furniture, furnishings, equipment, inventory or other personal property of Tenant or any damage or injury to the Premises or Building caused by or resulting from any conduct of Tenant, its agents, employees, contractors, invitees or licensees. If Tenant fails to make any repairs promptly as required herein, Landlord may enter the Premises and undertake such repairs and the cost thereof, together with interest at the Applicable Rate from and after the date on which such costs or expenses were incurred by Landlord, shall be payable by Tenant in full on demand by Landlord. Any of Tenant’s personal property remaining on or in the Premises following the expiration of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same.

14. Signs. No signs of any character shall be erected on the exterior of the Premises or on the roof or other portions of the Building by Tenant without the written consent of Landlord.

15. Subordination. This Lease is and shall be subject and subordinate to any and all present and future ground leases, mortgages and other matters of title which may now or hereafter effect or encumber the Building, the Premises or any part thereof, including the real property upon which the same are situated. The subordination of this Lease as provided herein shall be self-operative without the necessity of the execution and deliver of any further instruments on the part of Tenant; however, Tenant covenants and agrees to execute, without charge or expense, any and all further instruments or certificates in such form as Landlord may request from time to time to confirm this subordination. Tenant’s failure to execute and deliver any instruments or certificates confirming such subordination within ten (10) days after request therefor by Landlord shall constitute a default by Tenant hereunder.

16. Default and Remedies. If Tenant fails to pay when due rent or any other charges or sums required to be paid hereunder by Tenant, or if Tenant vacates or abandons the Premises or if Tenant is adjudicated a bankrupt or files or consents to the filing of a voluntary or involuntary petition in bankruptcy or a petition or arrangement or reorganization or any other insolvency proceedings are brought or filed by or against Tenant or if Tenant seeks, consents to or acquiesces in the appointment of a receiver of all or substantially all of Tenant’s property or of Tenant’s interest in this Lease or if Tenant makes an assignment for the benefit of creditors or enters into an agreement of composition with its creditors or if Tenant fails to satisfy promptly any execution, garnishment, judgment or attachment which impairs its ability to carry on its operations in the Premises or if Tenant is dissolved, ceases the active conduct of business or makes a bulk sale of all or substantially all of its assets or if Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure to perform continues for fourteen (14) days after written notice is given to Tenant by Landlord, then Landlord shall have the right, at its option, to 1) annul and terminate this Lease and thereupon re-enter and take possession of the Premises; 2) without terminating this lease, re-enter and re-let the Premises from time to time as agent of Tenant, it being agreed by Tenant that such re-entry and/or re-letting shall not constitute an election by Landlord to terminate this Lease (unless Landlord provides written notice to Tenant of such termination) or discharge Tenant from any liability or obligation hereunder (nothing herein, however, shall be construed to require Landlord to re-enter or re-let in the event of any such default); or 3) declare all rent for the remainder of the Term to be immediately due and payable. If Landlord re-enters the Premises as provided above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. In the event of any such re-entry or re-taking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s personal property and place the same in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to re-let the Premises for the account of Tenant, the rent received by Landlord from such re-letting shall be applied as follows: first, to the payment of any indebtedness other than rent then due and owing by Tenant to Landlord; second, to the payment of reasonable costs of such letting, including rent concessions, moving allowances and brokerage fees, if any; third, to the payment of the costs of any alterations, repairs or leasehold improvements to the Premises made for such new tenant; fourth, to the payment of all rent due and payable hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future rent as it becomes due. If that portion of rent received from such reletting is insufficient to pay the rent payable by Tenant under this Lease, then Tenant shall pay the deficiency to Landlord promptly upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay the Landlord, as soon as determined, all costs and expenses incurred by Landlord in connection with such reletting or in making alterations, repairs or leasehold improvements to the Premises which are not covered by the rent received from such re-letting.

17. Attorney’s Fees and Costs. In any action or proceeding brought by Landlord as a result of any default hereunder by Tenant or if any rent or other sums owing under this Lease are collected by or through an attorney at law (regardless of whether any action or proceeding is commenced by Landlord) or in the event Tenant is adjudicated a bankrupt or in the event Landlord employs an attorney to protect its interest in the event of any other default hereunder by Tenant, then Tenant agrees to pay all reasonable attorneys’ fees paid or incurred by Landlord, together with all other costs and expenses, including court costs, incurred by Landlord in connection therewith. Tenant waives all homestead rights and exemptions which it may have under applicable state or federal law with respect to any obligation owing under this Lease.

18. Casualty Loss. In the event the Premises shall be damaged or destroyed by any fire or other casualty, then subject to the terms and provisions of this paragraph, Landlord shall promptly repair such damage; provided, however, that if (a) such casualty results in all or substantially all of the Building being destroyed, then this Lease shall automatically terminate as of the date of such casualty, (b) such casualty results in damage to the Building or the Premises which cannot be repaired within 180 days from the date of such casualty, then Landlord or Tenant shall each have the right, at their option, to terminate this Lease upon written notice given to the other at any time on or before thirty (30) days following the date of such casualty, and (c) the amount of insurance proceeds received by Landlord as a result of such casualty (less the cost of collecting the same and any amounts retained by any mortgagees or ground lessors of Landlord) is insufficient to rebuild or restore the Building or the Premises to their respective conditions as existed immediately prior to such casualty, then Landlord shall have the option to terminate this Lease upon written notice given to Tenant at any time on or before 30 days following the date of such casualty. Landlord’s obligations to restore the Premises shall be limited to the restoration of the Tenant Improvements made by Landlord pursuant to the terms and provisions of the attached Schedule “B”, as limited by the Tenant

Improvement Allowance as defined therein, prorated on the basis that the rentable area of the Premises damaged by such fire or other casualty bears to the total rentable area in the Premises. Tenant shall restore, at its sole cost and expense, all other improvements to the Premises, including any Tenant Improvements not restored by Landlord. In the event this Lease is terminated as a result of any casualty, all rent shall be apportioned to the date of such casualty and Tenant shall have no right or claim against Landlord or the insurance proceeds received by Landlord as a result of such casualty. In the event this Lease is not terminated and Landlord elects to repair and restore, then all rent shall be equitably abated for that portion of the Premises rendered untenantable by such casualty until such time as Landlord reasonably determines that the Premises have been restored. In no event shall Tenant be entitled to any portion of the insurance proceeds payable to or received by Landlord as a result of any casualty.

19. Condemnation and Eminent Domain. In the event the whole of the Premises is taken by condemnation or eminent domain, this Lease shall terminate and expire on the date that possession is taken by the condemning authority, and the rent shall be apportioned to such date and all prepaid rents shall be forthwith repaid to Tenant. If only a portion of the Premises shall be so taken and if in Tenant’s opinion the remaining portion of the Premises shall be inadequate or unsuitable for use by it for its business purposes, then, at Tenant’s option, to be exercised by written notice given to Landlord not later than 30 days prior to the intended date of termination, this Lease may be terminated by Tenant and rent hereunder shall be apportioned to such date and any prepaid rent shall be forthwith repaid to Tenant. In the event of any such taking which does not result in this Lease being terminated, then, subject to the remaining terms and provisions of this Paragraph 20, Landlord shall rebuild and restore the remaining portions of the Premises and the Building as nearly as possible to their respective conditions as existed immediately prior to such taking; provided, however, that (a) Landlord’s obligations to restore the Tenant Improvements shall be limited to the amount of the Tenant Improvement Allowance specified in the attached Schedule “B”, prorated on the basis that the rentable area in the Premises subject to such taking bears to the total rentable in the Premises immediately prior to such taking and (b) Tenant shall restore, at its sole cost and expense, all other improvements to the Premises including any Tenant Improvements not restored by Landlord. Notwithstanding anything provided herein to the contrary, in the event the condemnation award received by Landlord from any such taking (less expenses incurred in collecting the same and any amounts retained by any ground lessors or mortgagees of Landlord) is insufficient to rebuild or restore the Premises or the Building to substantially their respective conditions as existed immediately prior to such taking, then Landlord shall have the option to terminate this Lease upon written notice to Tenant. In the event this Lease is terminated as a result of any taking, all rent shall be apportioned to the time that title to the Building or that portion of the Premises being taken have vested in the condemning or purchasing party. All compensation award or paid upon any total or partial taking shall belong to and be the property of Landlord. Tenant shall have no right or claim to any part of the condemnation award made to or received by Landlord; provided, however, that Tenant shall have the right, to the extent Landlord’s award is not reduced or prejudiced thereby, to seek and obtain from the condemning authority such compensation as may be recoverable by Tenant for the costs of any Tenant Improvements paid for by Tenant in excess of the Tenant Improvement Allowance, relocation expenses and for the taking of any of Tenant’s personal property. In no event shall Tenant have any right to claim or receive any portion of the condemnation award attributable to Tenant’s leasehold interest in this Lease, the value of the unexpired Term of this Lease or any Tenant Improvements to the Premises paid for by Landlord.

20. Alteration Required by Authority. If Landlord shall be required by the municipality, or by any order of decree of any court or of any other governmental authority or for any other reason, to repair, alter, remove, reconstruct or improve any part of the Building, then such work may be done at the expense of Landlord, and Tenant hereby waives any and all claims for damages because of such work.

21. Relocation. Landlord reserves the right to relocate Tenant to comparable space of approximately the same area and in the same or an adjoining building owned by Landlord at the same rental rate for the then remaining period of this Lease, and in such instance Tenant agrees to move and Landlord agrees to move Tenant to such new space at Landlord’s expense.

22. Holdover. If, following the expiration of the Term (or the earlier termination of this Lease), Tenant remains in possession of the Premises without Landlord’s express written consent, Tenant shall become a Tenant at sufferance and shall pay to Landlord as damages for such holding over an amount equal to one hundred fifty percent (150%) of the rent then being paid by Tenant immediately prior to the expiration of the Term (or earlier termination of this Lease). In no event shall any such holding over be considered to be a tenancy from month to month or from year to year. In addition, Tenant shall be liable to Landlord for any and all damages incurred by Landlord as a result of such wrongful holding over.

23. Tenant’s Property. Rent Tax. All of Tenant’s personal property brought into the Building or Premises shall be at the sole risk of Tenant and Landlord shall not be liable for any theft or damage to person or property sustained by Tenant, its employees, agents, contractors, licensees and invitees caused by or resulting from any acts or omissions of any other tenants of the Building or any of their respective agents, employees, contractors or invitees or arising or resulting from any leaking water, gases, odors or other causes emanating from other portions of the Building or other premises leased by other tenants of the Building. Tenant shall be solely responsible for the payment of all taxes, income, ad valorem or otherwise, levied upon, measured by or reasonably attributable to Tenant’s business, any rent and other sums payable hereunder and the costs or value of Tenant’s personal property in the Premises. In the event Landlord is assessed or charged with any tax, then Tenant shall, in addition to all other rent due hereunder, reimburse Landlord upon demand for any and all such taxes paid by Landlord. The provisions of this paragraph shall specifically apply to any rent or sales tax assessed upon any rent paid hereunder by Tenant to Landlord. Tenant shall be solely responsible for the payment of all taxes, income, ad valorem or otherwise, levied upon, measured by or reasonably attributable to Tenant’s business, any rent and other sums payable hereunder and the costs or value of Tenant’s personal property in the Premises. In the event Landlord is assessed or charged with any tax, then Tenant shall, in addition to all other rent due hereunder, reimburse Landlord upon demand for any and all such taxes paid by Landlord. The provisions of this paragraph shall specifically apply to any rent or sales tax assessed upon any rent paid hereunder by Tenant to Landlord.

24. Notices. Any notice required or permitted to be given by either party to the other hereunder shall be valid only if in writing and shall be deemed to have been given only if delivered personally, sent by registered or certified mail, return receipt requested, or by guaranteed national overnight courier delivery service, postage or delivery charges prepaid addressed to Landlord or Tenant, as the case may be, at the respective addresses specified on page 1 hereof or at such other address as either party may designate by written notice to the other. Following the Commencement Date, any notices to Tenant may also be served upon Tenant in the manner specified above by delivering such notice to the Premises.

25. Assignment and Subletting. Tenant shall not assign, mortgage, encumber or transfer this Lease or any interest herein or sublease the Premises or any part hereof or permit the use of the Premises or any part thereof by any party other than Tenant without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord. As used herein, the term “transfer” shall also mean and include the transfer of fifty- one percent (51%) or more of the beneficial interest in or the control of Tenant regardless of whether such transfer is made in one single transaction or in a series of transactions. Provided the use stays the same, approval of a transfer under a change in control shall not be unreasonably withheld. No assignment, mortgage, encumbrance, other transfer, sublease or use or occupancy by others, with or without the consent of Landlord, shall release Tenant from primary liability hereunder for performance of all obligations and agreements of Tenant under this Lease.

26. Lien on Tenant’s Property. Intentionally Deleted.

27. Rules and Regulations. The present Rules and Regulations for the Building are attached hereto as Schedule “C” and made a part hereof. Tenant shall faithfully observe and perform such Rules and Regulations, as modified or supplemented from time to time by Landlord, and Tenant shall further be responsible for the compliance with such Rules and Regulations by Tenant’s employees, servants, agents and visitors. Tenant shall conform to and observe all of the laws, ordinances, and governmental regulations and orders applicable to the Premises.

28. Indemnity. Intentionally Deleted

29. Insurance. Tenant shall obtain and maintain at its expense during the Term the following insurance:

(a) Commercial general liability insurance naming Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than $1,000,000 per occurrence. If Tenant has other locations that it owns or leases the policy shall include all aggregate limit per location endorsement. Such liability insurance shall be primary and not secondary coverage to a commercial general liability insurance maintained by Landlord. In no event shall the limits of such insurance to be maintained by Tenant be considered as limiting the liability of Tenant under this Lease.

(b) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to 100% of the full replacement value of the aggregate of the foregoing.

(c) Such other insurance as Landlord deems necessary and prudent or required by any mortgagee of Landlord.

Insurers shall be licensed to do business in the State of Alabama and domiciled in the United States. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least 30 days prior to the expiration date of the existing policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least 30 days prior to any cancellation or modification to reduce the insurance coverage. In the event Tenant does not obtain the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as additional rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

30. Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party’s property, to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

31. Disturbances by Third Parties. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by third persons; however, Landlord shall not be liable for any such interference or disturbance, whether caused by other tenants of Landlord or other persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbances.

32. Amendment of Lease. In the event Landlord’s mortgagee shall reasonably require any changes in or additions to this Lease, Tenant hereby agrees to amend this Lease to effect such changes or additions and Landlord shall bear the full expense of the preparation and recording of the necessary written instruments; provided, however, nothing in this paragraph shall obligate Tenant to agree to any change in the amount of annual rental required of Tenant hereunder, or to any change in the term of this Lease.

33. Sale of Property Landlord, may at any time sell, transfer or otherwise assign its interest in the Building and the Premises (“Conveyance”) and howsoever transacted, this Lease will continue in full force and effect with the purchaser, transferee or assignee assuming all rights and obligations of this Lease and the Lease shall continue without interruption and shall remain fully binding in all respects. Tenant hereby consents to the Conveyance and within 15 days after request by the Landlord will execute any documents required by it in connection therewith to help give effect to such transaction. The Landlord will be released from its obligations under the Lease upon such Conveyance and will provide written notice and direction to Tenant on the completion of the transaction.

34. Estoppel Certificates. Tenant agrees to execute and deliver to Landlord from time to time estoppel certificates in such form as Landlord may request. Tenant’s failure to execute and deliver any such certificate within 10 days after request therefor by Landlord shall constitute a default hereunder by Tenant.

35. Increases in Operating Expenses. In the event that the “operating expenses”, as hereinafter defined, incurred by Landlord relating to the operation and maintenance of the Building of which the leased Premises constitute a part are increased over the “base year” as hereinafter defined, Tenant covenants and agrees to pay Landlord, in addition to the basic rent payable under the terms of this Lease, as additional rent, a proportion of any such increase for any calendar year or portion thereof during the term of this Lease or any extension thereof. Such proportion shall be a fraction, having as its numerator the sum of the number of rentable square feet comprising the demised Premises and as its denominator the number of rentable square feet comprising the Building. Such additional rental shall be due and payable within ten (10) days after delivery of notice thereof to Tenant. The term “operating expenses” as used herein, means all direct and assignable costs of operation and maintenance of the Building during a calendar year as determined by standard accounting practices, and includes the following costs by way of illustration but not limitation - personal property taxes, ad valorem taxes, janitorial services, parking lot maintenance, landscape maintenance, insurance premiums, licenses, permit and inspection fees, utility charges, heating and air conditioning expenses, normal repairs, garbage and waste disposal expenses, labor, material and supplies. The term “operating expenses” as used herein, shall not include depreciation on the Building infrastructure or equipment, interest, leasing commissions, capital expenditures, or executive salaries. The term “base year” as used herein, shall mean the calendar year commencing on January 1, 2011, and ending on December 31, 2011, Tenant hereby recognizes that it may owe rents under this cost escalation provision which such amount will not be determinable at expiration or other termination of the term of this Lease; a final accounting under this provision will be submitted by Landlord to Tenant within ninety (90) days after such expiration of other termination of this Lease and Tenant shall remit amounts due within (30) days after receipt of such statement, Tenant, or its authorized agent or representative or a public accounting firm selected by it, shall have the right to inspect the books of the Landlord during business hours for the purpose of verifying information in such statement. Unless Tenant asserts specific error or errors within fifteen (15) days after such inspection, the statement shall be deemed to be correct. If the final lease year is less than twelve (12) months, such rent adjustments shall be prorated to the end of the last month of the term of the Lease. Notwithstanding the foregoing if at the time of the end of the term of this Lease such increased rental has not been fully determined then Landlord shall estimate such additional rental which would be due through the end of the term of this Lease. Tenant, prior to vacating the premises, shall pay such estimated charges. When the actual escalation charges are determined then Tenant and Landlord shall account one to the other as to the actual amount of money due from Tenant. In the event part of the Building is unoccupied during the base year or any subsequent calendar year, the direct operating costs shall be adjusted so as to reflect the direct operating costs of the Building as though fully occupied and the increase in rent shall be based upon such adjusted costs.

36. Calculation of Rentable Area. The rentable area of the Premises and the Building shall be measured by the National Standard ANSI Z65.1-1996 published by the Building Owners and Managers Association International for rentable area.

37. Financial Reporting. Intentionally Deleted.

38. Exculpation. Notwithstanding anything to the contrary provided in this Lease or by law, it is specifically agreed and understood between the parties hereto that there shall be absolutely no personal liability on the part of the Landlord, any agent of Landlord or any of their respective successors and assigns, with respect to any of the terms, covenants and conditions of this Lease and Tenant or any other party claiming by, through or under the Tenant (i) agrees to look solely to the interest of the Landlord in the Building and real property upon which the Building is situated, as its interest may appear, for the collection of any claim, demand, cost, expense, judgment or any judicial process requiring the payment of money for any default or breach by Landlord of any of its obligations under this Lease and (ii) waives all rights of recovery against the shareholders, partners, members, officers, directors, managers, agents and employees of Landlord (and any agent thereof). No other assets of Landlord (or any agent thereof) shall be subject to levy, execution or other judicial process for the satisfaction of any claim of Tenant.

39. Miscellaneous. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. The failure by Landlord to insist in any instance on strict performance of any covenant or condition hereof or to exercise any option contained herein shall not be construed as a waiver of such covenant, condition or option in any other instance. Captions and headings in this Lease are included for convenience of reference only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions. This Lease contains the entire agreement between Landlord and Tenant and no representations, inducements, promises or agreements, oral or otherwise, between Landlord (or any agent of Landlord) and Tenant not embodied herein shall be of any force or effect. This Lease may be amended only in a writing duly executed by both Landlord and Tenant. No oral agreements between Landlord (or any agent of Landlord) and Tenant, whether made prior or subsequent to the execution of this Lease, shall be binding on any of the parties hereto. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Words of any neuter gender used in this Lease shall include both the masculine and feminine gender and words in the singular tense shall include the plural, and vice-versa. The parties hereto have not and do not intend to create by this Lease a joint venture or partnership relation between them. Time is of the essence in the performance of this Lease by Tenant. This Lease shall be governed by the laws of Alabama.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Landlord:

USA Research and Technology Corporation

By:	M. Wayne Davis

Title:	Vice President/ Secretary/ Treasurer

Tenant:

Computer Software Innovation, Inc

By:	David Dechant

Title:	CFO

Attestation

STATE OF	)

COUNTY OF	)

I, David Dechant, whose name as CFO for Computer Software Innovations, Inc., is signed to the foregoing instrument, attest that I am qualified as legal signatory for same as provided for in the documents attached hereto and incorporated herein. This the 16th day of July, 2012.

/s/ David Dechant
Signature

STATE OF	)

COUNTY OF	)

I, the undersigned authority, a Notary Public in and for the State and County, hereby certify that David Dechant, whose name as CFO for Computer Software Innovations, Inc. is signed to the foregoing instrument and who is known to me, acknowledged before me this day that he/she, in such capacity and with full authority, executed the same voluntarily on this the 16th day of July, 2012.

Given under my hand and seal this the 16th day of July, 2012.

/s/ Tammy G. Summerell

NOTARY PUBLIC

My Commission Expires: 9/2/2018

Schedule “A”

PREMISES

Schedule “B”

TENANT IMPROVEMENTS

Landlord shall provide the Premises “as-is” except for the following which Landlord shall provide at its sole cost and expense:

1.	Provide blinds in offices along the west window wall

2.	Install dishwasher in the break room

3.	Install cabinets to replace cabinets that will be removed due to dishwasher installation

4.	Smooth out sheetrock and paint section in break room underneath existing cabinets

Schedule “C”

Rules & Regulations

1. Sidewalks, entries, passages, courts, corridors and stairways shall not be obstructed by Tenant, their employees or agents, or used by them for other purposes than for ingress and egress.

2. All safes or other heavy articles shall be taken into the Premises only at such time and in such manner as shall be prescribed by Landlord, and Landlord shall in all cases have the right to specify the proper weight and position of any such safe or other heavy articles. Any damage done to the Building by taking in or removing any safe or from overloading any floor in any way shall be paid by Tenant.

3. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord, but there shall be no obligation or duty on Landlord to allow any sign, advertisement, or notice to be inscribed, painted, or affixed on any part of the inside or outside of the Building. A directory with the names of Tenants will be provided by Landlord. Any necessary revision in this will be made by Landlord within a reasonable time after written notice from Tenant of the error or change making the revision necessary. No showcase or any other fixture or object whatsoever shall be placed in front of the Building or in the courts or corridors without written consent of Landlord.

4. No Tenant shall do or permit anything to be done in the Premises or bring or keep anything therein which will in any way increase the rate of fire insurance on the Building or on property kept therein or obstruct or interfere with the right of other Tenants or in any way injure or annoy them or conflict with the laws relating to fire or with any regulation of the Fire Department or with any insurance policy upon the Building or any part thereof. Tenant shall not permit or keep in the Premises any flammable, combustible or explosive material, chemical or substance nor shall Tenant allow any smoke, dust, fumes, odors, gases, vapors or heat to be emitted from the Premises. No open flames of any kind shall be permitted.

5. No Tenant shall employ any person or persons other than the janitor of Landlord (who will be provided with pass keys to offices) for the purpose of cleaning or taking charge of the Premises leased without the written consent of Landlord, it being understood and agreed that Landlord shall in no way be responsible to any Tenant for any loss of property from the Premises however occurring or for any damage done to the furniture by the janitor or any of his employees, or by any other person or persons whomsoever. Any person or persons employed by Tenant with the written consent of Landlord must be subject to and under the control and direction of the janitor of the Building and all things in the Building and outside of the Premises.

6. No additional locks, hooks, or attachment shall be placed on any door or window of the Building. Tenant will not permit any duplicate keys to be made, but if more than two keys for any locks are desired, the additional number must be procured from Landlord and paid for by Tenant. At the termination of this Lease, Tenant shall surrender to Landlord all keys of the Premises and the Building received by Tenant.

7. No animals or birds, bicycles or other vehicles shall be allowed in halls, corridors, or elsewhere in the Building.

8. The water closets, wash basins, sinks, and other apparatus shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish, or other substance shall be thrown therein nor shall anything be thrown by the Tenants, their agents or employees, out of the windows, doors, or other openings.

9. The floors, skylights, and windows that reflect or admit light into the corridors or passageways or to any place in the Building shall not be covered or obstructed by any of the Tenants.

10. If any Tenant desires telegraphic, telephonic, or other electronic connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced and without such directions, no boring or cutting for wires will be permitted.

11. No shade or awning shall be put up, no painting done, or any alterations made in any part of the Building by putting up or changing any partitions, doors or windows nor shall there be any nailing, boring, screwing into woodwork or walls or plastering, nor shall there be upon the Premises any engine, boiler, or other machinery without the written consent of Landlord in each and every instance.

12. No room or rooms shall be occupied or used for sleeping or lodging apartments or for any other purpose than the purpose for which same is leased at any time. No tenant shall permit gambling or unlawful practice or practices of any kind in the Premises.

13. Security: Landlord may establish night watch security and if established after 6:00 PM., the Landlord is in charge of the night watchman, and every person entering or leaving the Building is expected to be questioned by him as to his business in the Building if unknown to watchman.

14. Tenant shall not install or operate vending machines of any kind in the Premises without the written consent of Landlord.

15. All glass, locks and trimmings, in or about the doors and windows, and all electric globes and shades, belonging to the Building shall be kept whole, and whenever broken by any Tenant, shall be immediately replaced or repaired and put in order by such Tenant under the direction and to the satisfaction of Landlord, and, on removal shall be left whole and in good repair.

16. Landlord may take all reasonable measures it deems necessary for the safety and security of the Building, including, without limitation, evacuation for cause, suspected cause or temporary denial of Building access. There will be no abatement of rent and Landlord shall not be responsible for any damages resulting to Tenant from such action. Landlord also reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated, under the influence of alcohol or drugs, commits any acts in violation of these Rules and Regulations or constitutes a security risk to the Premises or the Building.

17. No vehicle (including bicycles and motorcycles) belonging to Tenant or to Tenant’s agents, employees, or invitees shall be parked so as to impede or prevent ready access to any loading dock or any entrance to or exit from the Building, the real property or the parking lots for the Building. Except as otherwise specifically provided in the Lease, all parking for the Building is provided on a non-exclusive basis. All vehicles of any nature shall be parked only in areas within the parking lots designated by Landlord. No vehicles of any nature shall be parked or left unattended for more than two (2) consecutive days, unless in the ordinary course of Tenant’s business and approved in writing by Landlord. The parking of motor homes, trailers, boats or delivery trucks in the parking lot for the Building is prohibited. No bicycles or motorcycles shall be permitted inside the Building or the Premises nor shall bicycles or motorcycles be parked in a manner which would interfere with access to the Building or obstruct sidewalks or walkways on the Real Property.

18. Canvassing, soliciting, peddling and distribution of handbills or any other written material in the Building is prohibited. Tenant shall not install or attach any radio, television antenna, satellite dish, loudspeaker, or other devices or projections on the roof or exterior walls of the Building.

19. Landlord shall have the right to prohibit advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as an office location.

20. Only hand trucks equipped with rubber tires and rubber side guards shall be used by Tenant in the Building.

21. Tenant shall cooperate fully with the life safety plans for the Building as established and administered by the Landlord, including participation by Tenant and employees of Tenant in exit drills, fire inspections, life safety orientations and other programs relating to fire safety required or directed by Landlord.

22. Landlord reserves the right to make and enforce such other reasonable rules and regulations as in its judgment may be deemed necessary or advisable from time to time to promote the safety, care and cleanliness of the Premises and Building and for the preservation of good order therein.